Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of EHang Holdings Limited of our report dated April 15, 2024 relating to the financial statements, which appears in EHang Holdings Limited’s Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Guangzhou, the People’s Republic of China
April 26, 2024